Exhibit 10.2

MEMORANDUM OF DESIGNATION AND UNDERSTANDING

This MEMORANDUM OF DESIGNATION AND UNDERSTANDING (“Agreement”) is entered into as of June 2, 2019, by and among (i) BRE Jupiter LLC (“Buyer”), Blackstone Real Estate Partners VIII L.P. (together with its parallel funds and applicable alternative investment vehicles, “BREP VIII”) and Blackstone Real Estate Partners IX L.P. (together with its parallel funds and applicable alternative investment vehicles, “BREP IX”; and, together with the Buyer and BREP VIII, the “BREP Parties”) on the one hand, and (ii) Blackstone Real Estate Income Trust, Inc., a Maryland corporation (“BREIT”) on the other hand, to memorialize the understanding of the BREP Parties and BREIT in respect of their acquisition of certain entities being sold pursuant to the Transaction Agreement, dated as of June 2, 2019, by and among the Buyer Parties, the Seller Parties, the Acquired Companies, Management Holdings and the Seller Representative (each as defined therein; the Seller Parties, the Acquired Companies, Management Holdings and the Seller Representative are collectively referred to herein as the “Sellers”), a copy of which is attached as Schedule I hereto (as it may be amended or supplemented from time to time in accordance with this Agreement, the “Transaction Agreement”).  Unless otherwise set forth on Annex A hereto, capitalized terms used but not defined herein have the meanings given to them in the Transaction Agreement; provided that the definition of “Affiliate” as used herein shall exclude the proviso to such definition set forth in the Transaction Agreement, and BREIT shall not be considered to be an Affiliate of the Other BREP Funds.

RECITALS:

A.Buyer is a Subsidiary of BREP VIII and BREP IX and, pursuant to that certain Guaranty dated as of June 2, 2019, Blackstone Real Estate Partners VIII L.P. has guaranteed certain of the obligations of the Buyer under the Transaction Agreement.

B.Subject to its rights under the Transaction Agreement, BREIT anticipates acquiring, or certain of BREIT’s Subsidiaries acquiring, the Acquired Companies specified on Schedule II attached hereto (the “BREIT Allocated Entities”) from the Sellers on the terms and conditions set forth in the Transaction Agreement.

C.Subject to its rights under the Transaction Agreement, the balance of the Acquired Companies not being acquired by BREIT (the “BREP Allocated Entities”) are intended to be acquired directly or indirectly by BREP VIII, BREP IX and/or their respective parallel funds, applicable alternative investment vehicles and/or Subsidiaries and certain other investment funds, vehicles (including certain co-investment vehicles), accounts, trusts or companies sponsored or managed by affiliates of BREP VIII and BREP IX, respectively (the “Other BREP Funds”).

D.(i) The purchase price allocation relating to the acquisition of the BREIT Allocated Entities by BREIT has been reviewed by the Affiliate Transaction Committee of the Board of Directors of BREIT and its independent advisors and (ii) the determination of the allocation of the investment opportunity relating to the Acquired Companies and the BREIT Allocated Entities has been made by BREIT’s investment adviser and other Affiliates of The Blackstone Group L.P. (“Blackstone”) in good faith in accordance with Blackstone’s investment allocation policies and procedures and the Second Amended and Restated Advisory Agreement, dated as of March 16, 2018, by and between BREIT, BREIT Operating Partnership, L.P. and BX REIT Advisors L.L.C.

E.In connection with the foregoing, the parties desire to enter into this Agreement with respect to BREIT’s acquisition of the BREIT Allocated Entities, and certain other agreements with respect to the rights of the parties with respect to the transactions contemplated under the Transaction Agreement.

AGREEMENT:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, each of the parties hereto agree as follows:

1.Designation and Assignment.

a.Pursuant to Section 10.3 of the Transaction Agreement, Buyer agrees to promptly assign its rights to acquire the BREIT Allocated Entities to BREIT, or such Subsidiary or Subsidiaries of BREIT as BREIT may designate (the “Buyer Party Designee”), and BREIT agrees to accept such assignment.

b.In furtherance but not in limitation of the foregoing, prior to the Closing, Buyer hereby agrees to transfer (the “Merger Sub Transfer”) to BREIT or such Subsidiary or Subsidiaries of BREIT as BREIT may designate, free and clear of all Liens, all of the equity interests issued and outstanding in the Merger Subs set forth opposite the name of any BREIT Allocated Entity on Exhibit A to the Transaction Agreement (the “Assigned Merger Subs”), and BREIT hereby agrees to (or agrees to cause its applicable Subsidiaries to) accept such transfer.  Following the Merger Sub Transfer, BREIT or such Subsidiary or Subsidiaries of BREIT as BREIT may designate, will be the sole owner of each of the Assigned Merger Subs.  The parties further agree that BREIT’s execution and delivery of this Agreement provides adequate consideration for the Merger Sub Transfer.

2.Purchase and Sale Agreement Obligations.

a.BREIT’s Performance of Obligations.  Except for obligations that BREIT is not reasonably capable of performing because Buyer and (prior to the Merger Sub Transfer) the applicable Merger Subs are the signatories under the Transaction Agreement (which obligations the BREP Parties agree to cause the Buyer Parties to timely perform as required under the Transaction Agreement), BREIT agrees (and following the Merger Sub Transfer agrees to cause each of the Assigned Merger Subs) to timely perform all of the obligations of the Buyer Parties under the Transaction Agreement with respect to the BREIT Allocated Entities in accordance with the terms and conditions of the Transaction Agreement, including, following the Closing, with respect to the payment of transfer taxes pursuant to Section 6.2 of the Transaction Agreement.  Without limiting the foregoing, and subject to the terms and conditions of the Transaction Agreement and BREIT’s rights under this Agreement, at the Closing, BREIT agrees to:

i.pay to the Paying Agent, by wire transfer of immediately available funds denominated in dollars (to an account or accounts specified no later than two (2) Business Days prior to the Closing Date by the Paying Agent), an amount equal to (A) the portion of the Estimated Purchase Price allocable to such BREIT Allocated Entities under the Transaction Agreement as set forth in the Allocation pursuant to Section 2.6 of the Transaction Agreement, minus (B) the BREIT Pro Rata Portion (as defined below) of the Adjustment Escrow Amount, plus (C) the amount of all Closing Payoff Indebtedness attributable to the BREIT Allocated Entities in accordance with the Pay-Off Letters in such amounts and to such accounts as specified in the Pay-Off Letters; and

ii.pay to the Escrow Agent, by wire transfer of immediately available funds denominated in dollars (to an account or accounts specified no later than two (2) Business Days prior to the Closing Date by the Escrow Agent), the amount set forth in clause (B) of the preceding clause (i).

b.Buyer Parties’ Performance of Obligations.  Subject to the terms and conditions of the Transaction Agreement, the BREP Parties agree to cause the Buyer Parties (other than the Assigned Merger Subs following the Merger Sub Transfer) to timely perform all of their respective obligations under the Transaction Agreement with respect to the BREP Allocated Entities.  Without limiting the foregoing, and subject to the terms and conditions of the Transaction Agreement and the BREP Parties’ rights under this Agreement, at the Closing, the BREP Parties agree to cause Buyer to pay the remaining amounts required to be paid pursuant to Section 2.3(b) of the Transaction Agreement (after taking into account the payments to be made by BREIT pursuant to Section 2(a) hereof).

c.Purchase Price Adjustment. Promptly following the determination of the Final Purchase Price pursuant to the Transaction Agreement, (i) if the BREIT Base Adjustment Amount is a positive number, Buyer will pay, or cause to be paid, to BREIT or its designee, by wire transfer of immediately available funds, an amount equal to the BREIT Base Adjustment Amount, up to the amount of the BREIT Adjustment Cap, and (ii) if the BREIT Base Adjustment Amount is a negative number, BREIT will pay, or cause to be paid, to Buyer or its designee, by wire transfer of immediately available funds, an amount equal to the BREIT True-Up Payment; provided, that if the Seller Adjustment Amount is a positive number, then the foregoing amounts in clause (i) shall not be required to be paid until amounts from the Adjustment Escrow Fund are released to Buyer or its designee.

3. Other Rights and Obligations under Transaction Agreement. The parties hereto also agree as follows:

a.Amendments; Consents; Approvals.  Buyer agrees that, without the prior written consent of BREIT, which may be withheld in its sole discretion, Buyer shall not amend, supplement or modify the Transaction Agreement, grant consents or approvals or waive any conditions thereto, in each case to the extent the same affects the BREIT Allocated Entities or the rights or obligations of BREIT (or any Subsidiary of BREIT) as the Buyer Party Designee.   Buyer shall: (i) provide BREIT no less than  two (2) days’ advance written notice of any proposed amendments, modifications or supplements to the Transaction Agreement; (ii) promptly provide BREIT with copies of (A) any written materials received from the Sellers (including, without limitation, memoranda, summaries, complaints and any other materials provided to Buyer pursuant to the Transaction Agreement), and (B) written notices from or to the Sellers, the Buyer Parties, any third-parties or any Governmental Entity given to or received by the Buyer Parties, in each case relating to the BREIT Allocated Entities or the rights or obligations of BREIT (or any Subsidiary of BREIT) as a Buyer Party Designee; and (iii) keep BREIT reasonably informed of the transactions contemplated by the Transaction Agreement.

b.Exercise of Pre-Closing Rights.  Buyer agrees to deliver any notice or election to the Sellers with respect to the BREIT Allocated Entities or any of the Buyer Parties’ rights that relate to BREIT’s rights or obligations under the Transaction Agreement as directed by BREIT.

c.	Post-Closing Indemnification.

i.BREP Indemnification.  Subject to BREIT’s obligation to first seek recovery from the Sellers for any losses, damages, costs or expenses (“Losses”) recoverable from the Sellers under the Transaction Agreement, following the Closing, the BREP Parties shall (severally and not jointly based on their percentage ownership of Buyer) indemnify, defend and hold harmless BREIT and its Subsidiaries, Affiliates, consultants, contractors and subcontractors and their respective employees, agents and representatives (collectively, the “BREIT Indemnity Parties”) from and against any Losses arising from any litigation, arbitration, claim action or proceeding (an “Action”) made or brought by a third party (a “Third Party Claim”) to the extent such Losses arise directly or indirectly from, result from or relate to the BREP Allocated Entities; provided that the Losses were not the result of negligence or misconduct of any BREIT Indemnity Party.

ii.BREIT Indemnification.  Subject to the BREP Parties’ obligation to first seek recovery from the Sellers for Losses recoverable from the Sellers under the Transaction Agreement, following the Closing, BREIT shall indemnify, defend and hold harmless each BREP Party and its Subsidiaries, Affiliates, consultants, contractors and subcontractors and their respective employees, agents and representatives (collectively, the “BREP Indemnity Parties”) from and against any Losses arising from any Third Party Claim to the extent such Losses arise directly or indirectly from, result from or relate to the BREIT Allocated Entities; provided that the Losses were not the result of negligence or misconduct of any BREP Indemnity Party and that such indemnification is otherwise permitted by BREIT’s charter.

iii.Notice of Claims.  Each Person entitled to indemnification pursuant to Sections 3(c)(i) and 3(c)(ii) (an “Indemnified Party”) shall give written notice to the indemnifying party or parties from whom the indemnity is sought (the “Indemnifying Party”) promptly after obtaining knowledge of any claims that it may have under Sections 3(c)(i) and 3(c)(ii), as applicable.  The notice shall set forth in reasonable detail the claim and the basis for indemnification.  Failure to give notice shall not release the Indemnifying Party from its obligations under Sections 3(c)(i) and 3(c)(ii), as applicable, except to the extent that the failure prejudices the ability of the Indemnifying Party to contest that claim.

iv.Defense of Third Party Claims.  At its election the Indemnifying Party may assume the defense of the Third Party Claim, which  defense shall be conducted by counsel chosen by the Indemnifying Party, who shall be reasonably acceptable to the Indemnified Party, provided that the Indemnified Party shall retain the right to employ its own counsel and participate in the defense of the Third Party Claim at its own expense (which shall not be recoverable from the Indemnifying Party under this Section 3 unless (1) the Indemnified Party is advised by counsel that (x) there may be one or more legal defenses available to the Indemnified Party which are not available to the Indemnifying Party, or available to the Indemnifying Party and the assertion of which would be adverse to or in conflict with the interests of the Indemnified Party, or (y) that representation of both parties by the same counsel would be otherwise inappropriate under applicable standards of professional conduct, (2) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within thirty (30) Business Days after notice of the assertion of any such claim or institution of any such Third Party Claim, or (3) the Indemnifying Party shall authorize the Indemnified Party in writing to employ separate counsel at the expense of the Indemnifying Party, in each of which cases the reasonable expenses of counsel to the Indemnified Party shall be reimbursed by the Indemnifying

Party).  Notwithstanding the foregoing provisions of this Section 3(c)(iv), (1) no Indemnifying Party shall be entitled to settle any Third Party Claim for which indemnification is sought under Sections 3(c)(i) and 3(c)(ii) without the Indemnified Party’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, unless it has assumed the defense of such Third Party Claim and as part of the settlement the Indemnified Party is released from all liability with respect to the Third Party Claim and the settlement does not impose any equitable remedy on the Indemnified Party or require the Indemnified Party to admit any fault, culpability or failure to act by or on behalf of the Indemnified Party, and (2) no Indemnified Party shall be entitled to settle any Third Party Claim for which indemnification is sought under Sections 3(c)(i) and 3(c)(ii) without the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing provisions of this Section 3(c)(iv), if the Indemnifying Party does not notify the Indemnified Party within thirty (30) Business Days after receipt of the Indemnified Party’s notice of a Third Party Claim of indemnity hereunder that it elects to assume the control of the defense of any Third Party Claim, the Indemnified Party shall have the right to contest the Third Party Claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement and the costs of such Actions by the Indemnified Party shall be paid by the Indemnifying Party.

v.Limitations on Third Party Claims Liability.

1.Notwithstanding the indemnifications set forth in Sections 3(c)(i) and 3(c)(ii), the Buyer shall not have any obligation or liability to the BREIT Indemnity Parties and BREIT shall not have any obligation or liability to the BREP Indemnity Parties with respect to any indirect, incidental, consequential, special or punitive damages.

2.An Indemnified Party shall first seek full recovery for any indemnifiable claims under this Agreement from the Sellers pursuant to and to the extent available under the Transaction Agreement.  The Indemnifying Party’s obligation under this Agreement shall be reduced by the amount of any such recovery under the Transaction Agreement, to the extent collected.   If the amount of any Losses suffered by any Indemnified Party is reduced by recovery from the Sellers under the Transaction Agreement, an amount equal to the amount of such reduction (not to exceed, in any event, the amount so previously paid in respect thereof by the Indemnifying Party) shall promptly be repaid by the Indemnified Party to the Indemnifying Party.

vi.The provisions of this Section 3 shall be the sole and exclusive remedies available to a party with respect to any Third Party Claim following the Closing.

d.Efforts; HSR Act; Expenses.

i.BREIT and Buyer each agree to comply with the provisions of Section 6.4 of the Transaction Agreement.

ii.Subject to Section 5 below, the BREP Parties agree to reimburse BREIT, and BREIT agrees to reimburse the BREP Parties, so that (A) BREIT and the BREP Parties will bear 28.37% (the “BREIT Pro Rata Portion”) and 71.63% (the “BREP Pro Rata Portion”), respectively, of all Joint Transaction Expenses, (B) BREIT will bear

100% of all BREIT Transaction Expenses and (C) the BREP Parties will collectively bear 100% of all BREP Transaction Expenses.  In this Agreement, “Joint Transaction Expenses” means any actual out-of-pocket costs or expenses incurred by a BREP Party or BREIT in connection with this Agreement, the Transaction Agreement, the Guaranty and/or the Transactions, including any amounts required to be paid pursuant to the penultimate sentence of Section 6.3(b) or Section 6.8(b) of the Transaction Agreement; provided, that Joint Transaction Expenses shall exclude any (1) cost or expense that solely relates to a BREIT Allocated Entity (a “BREIT Transaction Expense”) and (2) cost or expense that solely relates to a BREP Allocated Entity (a “BREP Transaction Expense”); provided that the Buyer Termination Fee shall not be included as a Joint Transaction Expense, a BREIT Transaction Expense or a BREP Transaction Expense except to the extent provided in Section 5(c) below.

iii.In furtherance but not in limitation of Section 3(d)(ii) above, to the extent that Buyer is entitled to receive the Seller Expense Reimbursement pursuant to the Transaction Agreement, then Buyer shall reimburse BREIT, by wire transfer of immediately available funds promptly following the receipt of the Seller Expense Reimbursement, an amount equal to the lesser of (A) the sum of (x) the BREIT Pro Rata Portion of the Joint Transaction Expenses and (y) any BREIT Transaction Expenses and (B) the amount of the Seller Expense Reimbursement together with any other fees or amounts actually received by Buyer from the Sellers in connection with the termination of the Transaction Agreement (the “Received Amount”); provided that if the aggregate Joint Transaction Expenses, BREP Transaction Expenses and BREIT Transaction Expenses (the “Aggregate Transaction Expenses”) exceed the Received Amount, then Buyer shall instead reimburse BREIT for an amount equal to (1) the amount set forth in the preceding clause (A) divided by (2) the Aggregate Transaction Expenses multiplied by (3) the Received Amount.

4.Confidentiality.   BREIT acknowledges and agrees to be bound by the confidentiality and press release provisions of the Transaction Agreement, as if such provisions were set forth herein in their entirety.  In addition, neither the BREP Parties nor BREIT shall disclose any information with respect to the transaction contemplated under this Agreement nor the existence of this Agreement to any person or entity without the written consent of the other party, other than: (a) their respective officers, directors, employees, agents, attorneys, accountants, advisors; (b) as required by any law, rule or regulation or judicial process or as necessary for the enforcement of this Agreement; (c) as requested or required by any state, federal or foreign authority or examiner regulating Buyer or BREIT; and (d) to the Sellers.  The BREP Parties and BREIT agree to seek the other’s prior written consent (not to unreasonably withheld, conditioned or delayed) prior to issuing any press release with respect to the transactions contemplated by the Transaction Agreement.  Notwithstanding the foregoing, but otherwise subject to the terms of this Agreement and the Transaction Agreement, the parties hereto agree that BREIT may release information concerning the transactions contemplated by this Agreement and the Transaction Agreement to comply with any applicable Laws, including pursuant to governmental regulations and statutes as required by Law for publicly filing entities, and may further publicly disclose the transactions contemplated by this Agreement and the Transaction Agreement consistent with any statements previously made in compliance with this Agreement or the Transaction Agreement.

5.Remedies.

a.In the event the Transaction Agreement is terminated as a result of BREIT’s default in the performance of its obligations under this Agreement or the Transaction Agreement (a “BREIT Purchase Default”) and no BREP Purchase Default (as defined below) has occurred,

BREIT shall (i) indemnify, defend and hold harmless the BREP Indemnity Parties from and against any Losses (including under the Guaranty or the Buyer Termination Fee, if applicable, which, for the avoidance of doubt, shall not be considered to be a Joint Transaction Expense) to the extent such Losses directly or indirectly arise or result from such BREIT Purchase Default and (ii) to the extent not included in the preceding clause (i) or previously reimbursed pursuant to Section 3(d)(ii), reimburse the BREP Parties for the amount of all Aggregate Transaction Expenses incurred by a BREP Party; provided that BREIT shall not have any obligation or liability to the BREP Indemnity Parties under this Section 5(a) (A) for any amounts in excess of the sum of the Cap (as defined in the Guaranty) and the amounts referred to in the preceding clause (ii) or (B) with respect to any indirect, incidental, consequential, special or punitive damages.

b.In the event the Transaction Agreement is terminated as a result of a BREP Party’s default in the performance of its obligations under this Agreement or the Transaction Agreement (a “BREP Purchase Default”) and no BREIT Purchase Default has occurred, the BREP Parties shall (i) indemnify, defend and hold harmless the BREIT Indemnity Parties from and against any Losses (including under the Guaranty or the Buyer Termination Fee, if applicable, which, for the avoidance of doubt, shall not be considered to be a Joint Transaction Expense) to the extent such Losses directly or indirectly arise or result from such BREP Purchase Default and (ii) to the extent not included in the preceding clause (i) or previously reimbursed pursuant to Section 3(d)(ii), reimburse the BREIT Parties for the amount of all Aggregate Transaction Expenses incurred by BREIT; provided that the BREP Parties shall not have any obligation or liability to the BREIT Indemnity Parties under this Section 5(b) (A) for any amounts in excess of the sum of the Cap (as defined in the Guaranty) and the amounts referred to in the preceding clause (ii) or (B) with respect to any indirect, incidental, consequential, special or punitive damages.

c.In the event that there is both a BREP Purchase Default and a BREIT Purchase Default, then the amount of the Buyer Termination Fee shall be deemed to be a Joint Transaction Expense for purposes of Section 3(d)(ii).

d.The provisions of this Section 5 shall be the sole and exclusive remedies available to a party in the event of a BREIT Purchase Default or BREP Purchase Default.

6.Further Assurances.  Buyer and BREIT shall use commercially reasonable efforts to execute such instruments, documents, approvals and consents as are reasonably necessary or proper in order to complete and ensure the transactions contemplated hereby.

7.Effect of Agreement. This Agreement memorializes the understanding and agreement of the parties hereto with respect to the subject matter hereof, and each of the parties hereto hereby represents and warrants as of the date hereof that (i) this Agreement has been duly authorized, executed and delivered thereby and is the valid and legally binding obligation thereof in accordance with and subject to the terms and conditions of this Agreement  and (ii) the execution, delivery and performance of this Agreement by such party and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both violate any provision of law, statute, rule, regulation or executive order to which such party is subject; violate any judgment, order, writ or decree of any court applicable to such party; or result in the breach of or conflict with any term, covenant, condition or provision of, or constitute a default under, any material contract or other agreement or instrument, to which such party is or may be bound or affected.

8.Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the respective permitted successors, assigns, and legal representatives of the parties hereto.  Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto or their respective successors and assigns, any rights or benefits under or by reason of this Agreement.  Neither this Agreement, nor any of the rights, obligations under this Agreement, may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other party.

9.Entire Agreement.  It is expressly understood and agreed that this Agreement contains the entire agreement and understanding concerning the subject matter herein, and supersedes and replaces all prior negotiations and agreements between the parties hereto, whether written or oral.  The parties hereto acknowledge that they have read this Agreement and have executed it without relying upon any statements, representations, or warranties, written, or oral, not expressly set forth herein or incorporated herein by reference.

10.Waiver, Modification and Amendment.  No provision herein may be waived unless in writing signed by the party whose rights are thereby waived.  Waiver of any one provision herein shall not be deemed to be a waiver of any other provision herein.  This Agreement may be modified or amended only by written agreement executed by all of the parties hereto.

11.Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

12.Severability.  In the event that one or more of the provisions or portions thereof of this Agreement is determined to be illegal or unenforceable, the remainder of this Agreement shall not be affected thereby, and each of the remaining provisions or portion thereof shall remain, continue to be valid and effective and be enforceable to the fullest extent permitted by law.

13.No Third Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the parties hereto, the Persons entitled to indemnification hereunder, and in each case their respective successors, heirs, legal representatives, and permitted assigns.

14.Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all when taken together shall constitute the Agreement.  This Agreement may be executed by facsimile signature or in portable document format (PDF).

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BRE JUPITER LLC

By: _/s/ Tyler Henritze______________________

Name: Tyler Henritze
Title: Senior Managing Director and Vice President

BLACKSTONE REAL ESTATE PARTNERS VIII L.P. on behalf of itself and/or one or more of its parallel funds, alternative investment vehicles and/or subsidiaries

By:	Blackstone Real Estate Associates VIII L.P., its general partner

By:	BREA VIII L.L.C., its general partner

By: _/s/ Tyler Henritze______________________

Name: Tyler Henritze

Title:    Senior Managing Director and Vice President

BLACKSTONE REAL ESTATE PARTNERS IX L.P. on behalf of itself and/or one or more of its parallel funds, alternative investment vehicles and/or subsidiaries

By:	Blackstone Real Estate Associates IX L.P., its general partner

By:	BREA IX L.L.C., its general partner

By: _/s/ Tyler Henritze______________________

Name: Tyler Henritze

Title:    Senior Managing Director and Vice President

BLACKSTONE real estate income trust, INC.

By:__/s/ A.J. Agarwal_________________________

Name:  A.J. Agarwal

Title:  President and Director

[Signature Page to Designation Agreement]

Schedule I

Transaction Agreement

(See attached)

Schedule II

BREIT Allocated Entities

•	Icon Newco Pool 5 GA/FL, LLC
•	Harvest A REIT LLC
•	Icon Newco Pool 4 Northeast/Midwest, LLC
•	Harvest C REIT LLC
•	Icon Newco Pool 6 West/Southwest, LLC
•	Icon Newco Pool 3 Midwest/Southeast, LLC
•	Harvest B REIT LLC
•	Icon Newco Pool 6 El Paso, LLC
•	Icon Newco Pool 4 DC/VA, LLC
•	Icon Newco Pool 2, LLC
•	Icon Newco Pool 3 Midwest, LLC
•	Icon Newco Pool 2 Northeast/Southwest, LLC

Annex A

Definitions

“Action” has the meaning set forth in Section 3(c)(i).

“Aggregate Transaction Expenses” has the meaning set forth in Section 3(d)(iii).

“Agreement” has the meaning set forth in the preamble hereto.

“Assigned Merger Subs” has the meaning set forth in Section 1(b).

“BREIT” has the meaning set forth in the preamble hereto.

“BREIT Adjustment Cap” means the greater of (a) the BREIT Escrow Amount plus the BREP True-Up Payment, and (b) the BREIT Available Escrow Amount; provided that in no event shall the BREIT Adjustment Cap exceed the Adjustment Escrow Amount.

“BREIT Allocated Entities” has the meaning set forth in the recitals hereto.

“BREIT Available Escrow Amount” means the Adjustment Escrow Amount minus any positive BREP Base Adjustment Amount; provided that, for the avoidance of doubt, if the BREP Base Adjustment Amount is not a positive number, then the BREIT Available Escrow Amount shall equal the Adjustment Escrow Amount.

“BREIT Base Adjustment Amount” means an amount, which may be a positive or negative number, equal to (a) the portion of the Estimated Purchase Price allocable to the BREIT Allocated Entities under the Transaction Agreement as set forth in the Allocation pursuant to Section 2.6 of the Transaction Agreement minus (b) the portion of the Final Purchase Price allocable to the BREIT Allocated Entities under the Transaction Agreement as set forth in the Allocation pursuant to Section 2.6 of the Transaction Agreement.

“BREIT Escrow Amount” means an amount equal to $28,370,000.

“BREIT Indemnity Parties” has the meaning set forth in Section 3(c)(i).

“BREIT Pro Rata Portion” has the meaning set forth in Section 3(d)(ii).

“BREIT Purchase Default” has the meaning set forth in Section 5(b).

“BREIT Transaction Expense” has the meaning set forth in Section 3(d)(ii).

“BREIT True-Up Payment” means the absolute value of any BREIT Base Adjustment Amount that is a negative number; provided that the BREIT True-Up Payment shall not exceed the Adjustment Escrow Amount minus the Seller Adjustment Amount.  For the avoidance of doubt, (a) the BREIT True-Up Payment shall equal $0 if the BREIT Base Adjustment Amount is a positive number, and (b) it is intended that, if the Seller Adjustment Amount is a negative number, the amount of the proviso will be higher than the Adjustment Escrow Amount, and if the Seller Adjustment Amount is a positive number, the amount of the proviso will be lower than the Adjustment Escrow Amount.

“BREP Allocated Entities” has the meaning set forth in the recitals hereto.

“BREP Base Adjustment Amount” means an amount, which may be a positive or negative number, equal to (a) the portion of the Estimated Purchase Price allocable to the BREP Allocated Entities under the Transaction Agreement as set forth in the Allocation pursuant to Section 2.6 of the Transaction Agreement minus (b) the portion of the Final Purchase Price allocable to the BREP Allocated Entities under the Transaction Agreement as set forth in the Allocation pursuant to Section 2.6 of the Transaction Agreement.

“BREP Indemnity Parties” has the meaning set forth in Section 3(c)(ii).

“BREP IX” has the meaning set forth in the preamble hereto.

“BREP Parties” has the meaning set forth in the preamble hereto.

“BREP Pro Rata Portion” has the meaning set forth in Section 3(d)(ii).

“BREP Purchase Default” has the meaning set forth in Section 5(a).

“BREP Transaction Expense” has the meaning set forth in Section 3(d)(ii).

“BREP True-Up Payment” means the absolute value of any BREP Base Adjustment Amount that is a negative number; provided that the BREP True-Up Payment shall not exceed the Adjustment Escrow Amount minus the Seller Adjustment Amount.  For the avoidance of doubt, (a) the BREP True-Up Payment shall equal $0 if the BREP Base Adjustment Amount is a positive number, and (b) it is intended that, if the Seller Adjustment Amount is a negative number, the amount of the proviso will be higher than the Adjustment Escrow Amount, and if the Seller Adjustment Amount is a positive number, the amount in the proviso will be lower than the Adjustment Escrow Amount.

“BREP VIII” has the meaning set forth in the preamble hereto.

“Buyer” has the meaning set forth in the preamble hereto.

“Buyer Party Designee” has the meaning set forth in Section 1(a).

“Indemnified Party” has the meaning set forth in Section 3(c)(iii).

“Indemnifying Party” has the meaning set forth in Section 3(c)(iii).

“Joint Transaction Expenses” has the meaning set forth in Section 3(d)(ii).

“Merger Sub Transfer” has the meaning set forth in Section 1(b).

“Other BREP Funds” has the meaning set forth in the recitals hereto.

“Received Amount” has the meaning set forth in Section 3(d)(iii).

“Seller Adjustment Amount” means an amount, which may be a positive or a negative number, equal to the Estimated Purchase Price minus the Final Purchase Price, in each case as determined pursuant to the Transaction Agreement.

“Third Party Claim” has the meaning set forth in Section 3(c)(i).

“Transaction Agreement” has the meaning set forth in the preamble hereto.